Exhibit 99.1

NEWS
RELEASE

2009-11

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
(713) 688-9600 x135

FRONTIER OIL ANNOUNCES RETIREMENT OF PAUL EISMAN

HOUSTON, TEXAS, October 20, 2009– Frontier Oil Corporation (NYSE: FTO) announced that Paul Eisman, Executive Vice President Refining and Marketing Operations, will retire from the Company effective November 1, 2009.  There will be no successor to Mr. Eisman at this time, and his responsibilities will be assumed by Frontier’s existing management team.

Frontier President and CEO, Mike Jennings, commented, “We appreciate Paul’s leadership and effort in the past four years in growing both of Frontier’s refineries and in significantly improving our process safety culture.  We wish him the best for the future.”

Frontier operates a 130,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

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